SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 10, 2003

Boston Acoustics, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	33-9875	04-2662473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Jubilee Drive, Peabody, Massachusetts	01960
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (978) 538-5000

Item 5. Other Events:    On January 10, 2003, the Registrant issued a press release announcing that one of the Registrant’s retail dealers has notified the Company they will no longer carry the Company’s Home line of loudspeaker products. A copy of the press release is attached as an exhibit to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit No. 99.1 - Press Release Dated January 10, 2003 entitled “Announcement from Boston Acoustics, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 22, 2003
Boston Acoustics, Inc.

By:	/s/ DEBRA A. RICKER-ROSATO
Debra A. Ricker-Rosato Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release Dated January 10, 2003 entitled “Announcement from Boston Acoustics, Inc.”